Exhibit 21
Subsidiaries of Encore Capital Group, Inc.

Name	Jurisdiction of Incorporation or Formation

ACF Medical Services, Inc.	Virginia
Alliance Factoring Pty Limited	Australia
Apex Collections Limited	United Kingdom
Apex Credit Management Holdings Limited	United Kingdom
Apex Credit Management Limited	United Kingdom
Ascension Capital Group, Inc.	Delaware
Asset Acceptance Capital Corp.	Delaware
Asset Acceptance Recovery Services, LLC	Delaware
Asset Acceptance Solutions Group, LLC	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Baycorp (Aust) Pty Limited	Australia
Baycorp (NZ) Limited	New Zealand
Baycorp (WA) Pty Limited	Australia
Baycorp Collection Services (Aust) Pty Limited	Australia
Baycorp Collection Services Pty Limited	Australia
Baycorp Collections PDL (Australia) Pty LTD	Australia
Baycorp Group Finance Pty Limited	Australia
Baycorp Holdings (NZ) Limited	New Zealand
Baycorp Holdings Pty Limited	Australia
Baycorp International (Philippines Branch)	Philippines
Baycorp International Pty Limited	Australia
Baycorp Legal Pty Limited	Australia
Baycorp PDL (NZ) Limited	New Zealand
BC Encore AU Pty Limited	Australia
BC Holdings I Pty Limited	Australia
BC Holdings II Pty Limited	Australia
Bedford Colombia S.A.S.	Colombia
Black Tip Capital Holdings Limited	United Kingdom
Cabot (Group Holdings) Limited	United Kingdom
Cabot (Spain) S.L.	Spain
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (International) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial (Luxembourg) II S.A.	Luxembourg
Cabot Financial (Luxembourg) S.A.	Luxembourg
Cabot Financial (Marlin) Limited	United Kingdom
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom

Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Financial Portfolios Limited	United Kingdom
Cabot Holdings S.à.r.L	Luxembourg
Cabot Securitisation Europe Limited	Ireland
Cabot Services (Europe) S.A.S	France
Carat UK Holdco Limited	United Kingdom
Carat UK Midco Limited	United Kingdom
Dessetec Desarrollo De Sistemas, S.A. DE C.V.	Mexico
Encore Asset Reconstruction Company Private Limited	India
Encore Australia Holdings I Pty Limited	Australia
Encore Australia Holdings II Pty Limited	Australia
Encore Capital Group Singapore Pte. Ltd.	Singapore
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg
Encore Luxembourg Brazil S.à r.l.	Luxembourg
Encore Luxembourg India S.à r.l.	Luxembourg
Encore Luxembourg Mexico S.à r.l.	Luxembourg
Encore Mexico Nominee LLC	Delaware
Encore Real Estate Group, LLC	Delaware
Encoremex Holdings S. de R.L. de C.V.	Mexico
Encoremex, S.A. de C.V.	Mexico
Fideicomiso PA NPL	Colombia
Fideicomiso PA Refinancia	Colombia
Financial Investigations and Recoveries (Europe) Limited	United Kingdom
GC Encore Euro S.à r.l.	Luxembourg
GC Encore GBP S.à r.l.	Luxembourg
Gesif S.A.U.	Spain
Global Security Refinancia Management	Cayman Islands
Green Box Asset Management, S.L.	Spain
Grove Capital Management España S.L.	Spain
Grove Capital Management Limited	United Kingdom
Grove Europe S.à r.l.	Luxembourg
Grove Holdings	Cayman Islands
Grove Performance Management Limited	United Kingdom
Heptus 229. GmbH	Germany
Hillesden Securities Limited	United Kingdom
Janus Holdings Luxembourg S.à r.l.	Luxembourg
Legal Recovery Solutions, LLC	Delaware
LSF7 Silverstone S.à r.l.	Luxembourg
Lucania Gestión, S.L.	Spain
Lucania Software, S.L.	Spain
Lucas et Degand S.à r.l.	Luxembourg
Lynx Commercial Re Spain, S.L.U.	Spain
Lynx Residential Re Spain, S.L.U.	Spain
Macrocom (948) Limited	United Kingdom
Marlin Capital Europe Limited	United Kingdom
Marlin Europe I Limited	United Kingdom
Marlin Europe II Limited	United Kingdom

Marlin Europe V Limited	United Kingdom
Marlin Europe VI Limited	United Kingdom
Marlin Europe IX Limited	United Kingdom
Marlin Europe X Limited	United Kingdom
Marlin Financial Group Limited	United Kingdom
Marlin Financial Intermediate II Limited	United Kingdom
Marlin Financial Intermediate Limited	United Kingdom
Marlin Financial Services Limited	United Kingdom
Marlin Intermediate Holdings Plc	United Kingdom
Marlin Legal Services Limited	United Kingdom
Marlin Midway Limited	United Kingdom
Marlin Portfolio Holdings Limited	United Kingdom
Marlin Senior Holdings Limited	United Kingdom
Marlin Unrestricted Holdings Limited	United Kingdom
MCE Portfolio Limited	United Kingdom
MCM Midland Management Costa Rica, S.R.L	Costa Rica
MDB Collection Services Limited	United Kingdom
ME III Limited	United Kingdom
ME IV Limited	United Kingdom
Mercantile Data Bureau	United Kingdom
MFS Portfolio Limited	United Kingdom
Midland Credit Management (Mauritius) Limited	Mauritius
Midland Credit Management India Private Limited	India
Midland Credit Management Puerto Rico, LLC	Puerto Rico
Midland Credit Management UK Limited	England
Midland Credit Management, Inc.	Kansas
Midland Funding LLC	Delaware
Midland Funding NCC-2 Corporation	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services, Inc.	Delaware
Morley Limited	United Kingdom
Mortimer Clarke Solicitors Limited	United Kingdom
MRC Receivables Corporation	Delaware
Nemo Recouvrement SAS	France
PA FC Refinancia	Colombia
PA FC Refinancia-Fenalco Bogotá	Colombia
PD Encore, S. de R.L. de C.V.	Mexico
PMG Collect Pty Limited	Australia
Propela Capital, S.A. de C.V., SOFOM. E.N.R.	Mexico
Propiedades Residenciales S.L.	Spain
Referencia Peru S.A.C.	Perú
Referencia S.A.S.	Colombia
Refinancia Peru S.A.	Perú
Refinancia S.A.S.	Colombia
RF Encore Perú S.R.L.	Perú
RF Encore S.A.S.	Colombia
RNPL Advisory Corp	Virgin Islands
Virginia Credit & Finance, Inc.	Virginia